UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 21, 2011

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 27, 2011, InfoSpace announced its financial results for the three-month period ended March 31, 2011. A copy of the press release is furnished to, but not filed with, the Commission as Exhibit 99.1 hereto.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 21, 2011, InfoSpace’s Board of Directors appointed William J. Ruckelshaus as the Chief Executive Officer of InfoSpace. The Board of Directors had previously named Mr. Ruckelshaus Acting Chief Executive Officer (see Current Report on Form 8-K filed by the Company on November 12, 2010 for details). Mr. Ruckelshaus will also retain his position of President of InfoSpace, to which he was appointed on November 11, 2010.

In addition to serving as President and Chief Executive Officer, Mr. Ruckelshaus, 46, has served as a director of InfoSpace since May 2007. Prior to his appointment as President and Acting Chief Executive Officer of InfoSpace, Mr. Ruckelshaus served as Chief Financial Officer of AudienceScience, Inc. (formerly known as RevenueScience, Inc.), a digital advertising, technology, and services company, from May 2006 to November 2010. Mr. Ruckelshaus also served as Chief Operating Officer of AudienceScience for two years. From July 2002 to April 2006, he served as Senior Vice President, Corporate Development at Expedia, Inc., an online travel agency, where he oversaw Expedia’s mergers and acquisitions and led the corporate strategic planning effort.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

99.1	Press Release, dated April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2011

INFOSPACE, INC.

By:	/s/ David B. Binder
David B. Binder
Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release, dated April 27, 2011